EXHIBIT 99


 For Further Information: Contact:
 Steve Khoshabe, Chief Financial Officer, United Financial Mortgage Corp., 600 Enterprise Dr., Suite 206, Oak Brook, IL 60523, (630) 571-7222 , Fax:
 (630) 571-2623  sk@ufmc.com

 Aurelius Consulting Group, Inc.
 Contact: Dave Gentry, 200 St. Andrews Boulevard, Suite 1808, Winter Park, FL 32792, (407) 644-4256, Fax (407) 644-0758, Success599@cs.com


 FOR IMMEDIATE RELEASE:


     United Financial Mortgage Corp. Reports Record Second Quarter & Six
                       Month Revenues & Earnings

 Oak Brook, IL, December 17, 2002  --  United Financial Mortgage Corp. (Amex:
 UFM or "the Company") today announced record results for the second quarter and six months ended October 31, 2002.

 Second Quarter Results

 Revenues for the quarter ended October 31, 2002 increased 103.5% to $11,075,873 from $5,441,176 for the quarter ended October 31, 2001. Net income rose 44.9% to $894,888 or $0.22 per diluted share for the most recent quarter, as compared with $617,496, or $0.15 per diluted share for the corresponding period last year.

 Six Month Results

 Revenues for the six months ended October 31, 2002 increased 61.3% to $17,126,424 from $10,617,283 for the corresponding period of 2001. Six-month net income rose to $1,313,330 or $0.33 per diluted share as compared to $975,822 or $.24 per diluted share for the same period last year.

 The continuing success of the Company's long-standing initiatives to increase branch offices and contain costs was credited for the growth in a favorable interest rate environment.

 Joseph Khoshabe, President and CEO of United Financial Mortgage Corp., commented, "We are pleased to announce record revenues and EPS for the second fiscal quarter. Our progress in opening new locations in fiscal 2002 and 2003 has been in an important factor in our earnings and revenue growth over the past six months. We will continue to focus on expanding our branch network and as long as interest rates remain favorable, build our servicing portfolio."

 Steve Khoshabe, Executive Vice-President stated, "As we continue to increase our exposure to the investment community, we are hopeful that our stock performance will more accurately reflect the revenue and earnings growth of the Company. We are proud to announce that we have recently hired the Aurelius Consulting Group, a nationally recognized investor relations firm, to help broaden the market's understanding of the Company."


 About United Financial Mortgage

 United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, Illinois and has offices in several other states. The Company's web site (www.ufmc.com) allows consumers to get information on the many different types of mortgage loans offered by the Company, calculate mortgage payments, and apply online for a mortgage.

 This press release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in the mortgage lending industry or changes in general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of funding, and other risks disclosed from time to time in the Company's SEC reports and filings.


                        -- FINANCIAL TABLES FOLLOW --

                           UNITED FINANCIAL MORTGAGE CORP.
                                   Balance Sheets
                                     (Unaudited)


                                                 October 31,       April 30,
                                                    2002             2002
                                                 -----------      -----------
 ASSETS
 Cash and due from other financial institutions $  1,758,534     $  1,794,254
 Restricted Cash                                   1,103,096                -
 Interest-bearing deposits in other financial
   institutions                                    2,593,381        4,411,951
                                                 -----------      -----------
   Total cash and cash equivalents                 5,455,011        6,206,205

 Certificates of deposit                           1,225,609        1,221,835
 Loans held for sale                             141,276,713       51,417,233
 Notes receivable-related parties                     66,093           80,647
 Mortgage servicing rights, net                    2,669,724        1,339,698
 Leasehold improvements and equipment, net           295,762          298,080
 Prepaid expenses and other assets                   843,481        1,401,634
                                                 -----------      -----------
   Total assets                                 $151,832,393     $ 61,965,332


 LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities
   Warehouse lines of credit                    $137,838,626     $ 50,209,562
   Note payable                                      350,000          369,836
   Accrued expenses and other liabilities          4,058,159        3,088,371
                                                 -----------      -----------
      Total liabilities                          142,246,785       53,667,769

 Stockholders' equity
   Preferred stock, 5,000,000 authorized, no par
    value, Series A redeemable shares, 63 issued
    and outstanding at October 31, 2002 and
    April 30 2002 (aggregate liquidation
    preference of $315,000)                          315,000          315,000
   Common stock, no par value, 20,000,000 shares
    authorized, 4,095,029 shares issued at
    October 31, 2002 and April 30, 2002            6,633,903        6,633,903
   Retained earnings                               2,907,952        1,594,621
                                                 -----------      -----------
                                                   9,856,855        8,543,524

   Treasury stock, 158,900 shares at October 31,
     2002 and 149,580 shares at April 30, 2002,
     at cost                                        (271,247)        (245,961)
                                                 -----------      -----------
      Total stockholders' equity                   9,585,608        8,297,563

      Total liabilities and stockholders equity $151,832,393     $ 61,965,332
                                                 ===========      ===========

                           UNITED FINANCIAL MORTGAGE CORP.
                                Statements of Income
                                     (Unaudited)


                               Six Months     Six Months    Three Months   Three Months
                                  Ended          Ended          Ended          Ended
                               October 31,    October 31,    October 31,    October 31,
                                  2002           2001           2002           2001
                               ----------     ----------     ----------     ----------
 Revenues
  Gain on sale of loans       $11,526,301     $7,116,993    $ 7,477,653    $ 3,639,907
  Loan fees                     3,227,953      1,960,773      2,203,166        967,570
  Loan servicing income           130,836         46,812         76,523         26,376
  Interest income               2,179,835      1,459,107      1,277,842        788,970
  Other income                     61,499         33,598         40,689         18,353
                               ----------     ----------     ----------     ----------
    Total revenues             17,126,424     10,617,283     11,075,873      5,441,176

 Expenses
  Salaries and commissions     11,221,681      5,060,019      7,452,379      2,105,126
  Operating and administrative  2,651,287      2,753,992      1,400,847      1,653,732
  Interest expense              1,135,697      1,208,901        692,878        641,505
  Depreciation and amortization    73,575         57,445         38,288         30,836
                               ----------     ----------     ----------     ----------
    Total expenses             15,082,240      9,080,357      9,584,392      4,431,199
                               ----------     ----------     ----------     ----------

 Income before income taxes
   and cumulative effect of
   change in accounting
   principle                    2,044,184      1,536,926      1,491,481      1,009,977

 Income taxes                     817,675        561,104        596,593        392,481
                               ----------     ----------     ----------     ----------
 Income before cumulative
   effect of change in
   accounting principle         1,226,509        975,822        894,888        617,496

 Cumulative effect of change
   in accounting principle,
   net of tax                      86,821              -              -              -
                               ----------     ----------     ----------     ----------
 Net income                   $ 1,313,330    $   975,822    $   894,888    $   617,496
                               ==========     ==========     ==========     ==========
 Basic earnings per common
   share before cumulative
   effect of change in
   accounting principle       $       .31    $       .24    $       .23    $       .15
 Per share cumulative effect
   of a change in accounting
   principle                          .02              -              -              -
                               ----------     ----------     ----------     ----------
 Basic earnings per share     $       .33    $       .24    $       .23    $       .15
                               ==========     ==========     ==========     ==========
